Exhibit 10.3

July 12, 2022

Holder of Warrants to Purchase Common Stock issued on November 16, 2020 (52,558@$34.00), June 7, 2021 (148,183@$20.00) and December 20, 2021 (247,059 @$8.50)

Re: Amendment to Existing Warrants

Dear Holder:

Reference is hereby made to the private placement offering on or about the date hereof (the “Offering”) by Histogen Inc. (the “Company”) of shares of its common stock (collectively, the “Shares”), par value $0.0001 per share (“Common Stock”)(or Common Stock equivalents), and warrants to purchase shares of Common Stock (the “Warrants,” and collectively with the Shares, the “Securities”).

This letter confirms that, in consideration for the Holder’s participation in the Offering and purchase of Securities in the Offering (the “Purchase Commitment”) and the payment of $0.0316 per share for each share of Common Stock issuable upon the exercise of the Existing Warrants (as defined below) (the “Cash Consideration”), the Company hereby amends, effective as of the closing of the Offering, the Holder’s existing warrants to purchase up to (i) 52,558 shares of common Stock at an exercise price of $34.00 per share issued on November 16, 2020 and expiring on May 18, 2026, (ii) 148,183 shares of common Stock at an exercise price of $20.00 per share issued on June 7, 2021 and expiring on June7, 2026 and (iii) 247,059 shares of common Stock at an exercise price of $8.50 per share issued on December 20, 2021 and expiring on June 21, 2027 (collectively, the “Existing Warrants”), by (i) reducing the Exercise Price (as defined therein) of the Existing Warrants to $2.568 per share, and (ii) amending the expiration date of the Existing Warrants to five and one-half (5.5) years following the closing of the Offering (all Existing Warrants are immediately exercisable) (the “Warrant Amendment”).

The Warrant Amendment shall be effective upon the closing the Offering and the satisfaction of the other terms and conditions referenced below.

The Warrant Amendment is subject to the consummation of the Offering, the payment of the Cash Consideration by the Holder and the Holder’s satisfaction of the Purchase Commitment. In the event that either (i) the Offering is not consummated, or (ii) the Holder does not satisfy the Purchase Commitment or pay the Cash Consideration, the Warrant Amendment shall be null and void and the provisions of the Existing Warrants in effect prior to the date hereof shall remain in effect.

Except as expressly set forth herein, the terms and provisions of the Existing Warrants shall remain in full force and effect after the execution of this letter and shall not be in any way changed, modified or superseded except by the terms set forth herein.

From and after the effectiveness of the Warrant Amendment, the Company agrees to promptly deliver to the Holder, upon request, amended Existing Warrants that reflect the Warrant Amendments in exchange for the surrender for cancellation of the Holder’s Existing Warrants to be amended as provided herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HISTOGEN INC.

By:

Name:
Title:

Name of Holder: ________________________________________________________

Signature of Authorized Signatory of Holder: __________________________________

Name of Authorized Signatory: ____________________________________________________

[SIGNATURE PAGE TO WARRANT AMENDMENT AGREEMENT]